                                                                                           Exhibit FS-6 CON

                                           CONECTIV AND SUBSIDIARIES
                                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                                            AS OF SEPTEMBER 30, 2000
                                             (Dollars in Thousands)
                                                  (Unaudited)

                                                                               Pro Forma
                                                             Actual           Adjustments          Pro Forma
                                                           ------------      --------------      --------------

ASSETS

Current Assets
    Cash and cash equivalents                                  $92,074             $11,539            $103,613
    Accounts receivable net of allowance                                                                     -
       for doubtful accounts of $24,801                        936,272                                 936,272
    Inventories, at average cost
       Fuel (coal, oil and gas)                                 62,977                                  62,977
       Materials and supplies                                   56,598                (572)             56,026
    Deferred energy supply costs                                 2,480                                   2,480
    Prepaid New Jersey Sales and Excise Taxes                   13,624                                  13,624
    Other prepayments                                           22,769                (203)             22,566
    Deferred income taxes, net                                  28,644                                  28,644
                                                           ------------      --------------      --------------
                                                             1,215,438              10,764           1,226,202
                                                           ------------      --------------      --------------

Investments
    Investment in leveraged leases                              54,964                                  54,964
    Funds held by trustee                                      188,636             (82,036)            106,600
    Other investments                                           89,563                                  89,563
                                                           ------------      --------------      --------------
                                                               333,163             (82,036)            251,127
                                                           ------------      --------------      --------------

Property, Plant and Equipment
    Electric generation                                      1,586,906              (9,556)          1,577,350
    Electric transmission and distribution                   2,695,890                               2,695,890
    Gas transmission and distribution                          269,244                                 269,244
    Other electric and gas facilities                          393,641                                 393,641
    Telecommunications, thermal systems, and other
       property, plant, and equipment                          255,132                                 255,132
                                                           ------------      --------------      --------------
                                                             5,200,813              (9,556)          5,191,257
    Less: Accumulated depreciation                           2,221,782             (83,379)          2,138,403
                                                           ------------      --------------      --------------
    Net plant in service                                     2,979,031              73,823           3,052,854
    Construction work-in-progress                              322,182              (8,713)            313,469
    Leased nuclear fuel, at amortized cost                      56,156             (27,475)             28,681
    Goodwill, net                                              347,088                                 347,088
                                                           ------------      --------------      --------------
                                                             3,704,457              37,635           3,742,092
                                                           ------------      --------------      --------------

Deferred Charges and Other Assets
    Recoverable stranded costs, net                          1,000,252              (1,664)            998,588
    Deferred recoverable income taxes                           89,169                                  89,169
    Unrecovered purchased power costs                           18,097                                  18,097
    Unrecovered New Jersey state excise tax                     13,497                                  13,497
    Deferred debt refinancing costs                             21,217                                  21,217
    Deferred other postretirement benefit costs                 30,605                                  30,605
    Prepaid pension costs                                       61,673                                  61,673
    Unamortized debt expense                                    26,633                                  26,633
    License fees                                                22,300                                  22,300
    Other                                                       51,859                                  51,859
                                                           ------------      --------------      --------------
                                                             1,335,302              (1,664)          1,333,638
                                                           ------------      --------------      --------------
Total Assets                                                $6,588,360             (35,301)         $6,553,059
                                                           ============      ==============      ==============


See accompanying Notes to Consolidated Financial Statements on FS-8.

                                                                                               Exhibit FS-6 CON


                                           CONECTIV AND SUBSIDIARIES
                                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                                            AS OF SEPTEMBER 30, 2000
                                             (Dollars in Thousands)
                                                  (Unaudited)


                                                                               Pro Forma
                                                             Actual           Adjustments          Pro Forma
                                                           ------------      --------------      --------------

CAPITALIZATION AND LIABILITIES

Current Liabilities
    Short-term debt                                           $715,394                                $715,394
    Long-term debt due within one year                          43,043                                  43,043
    Variable rate demand bonds                                 158,430                                 158,430
    Accounts payable                                           524,824                                 524,824
    Taxes accrued                                               76,889            ($15,443)             61,446
    Interest accrued                                            47,067                                  47,067
    Dividends payable                                           26,753                                  26,753
    Deferred energy supply costs                                46,847                                  46,847
    Current capital lease obligation                            27,987             (13,738)             14,249
    Above-market purchased energy contracts
       and other electric restructuring liabilities             33,004              (7,008)             25,996
    Other                                                       99,541              (1,482)             98,059
                                                           ------------      --------------      --------------
                                                             1,799,779             (37,671)          1,762,108
                                                           ------------      --------------      --------------

Deferred Credits and Other Liabilities
    Other postretirement benefits obligation                    93,867                                  93,867
    Deferred income taxes, net                                 778,782              15,534             794,316
    Deferred investment tax credits                             69,979              (3,406)             66,573
    Regulatory liability for New Jersey income tax benefit      49,262               1,886              51,148
    Above-market purchased energy contracts
       and other electric restructuring liabilities            109,030               2,106             111,136
    Deferred gain on termination of purchased energy contract   74,968                                  74,968
    Long-term capital lease obligation                          29,177             (13,738)             15,439
    Other                                                       53,315              (3,149)             50,166
                                                           ------------      --------------      --------------
                                                             1,258,380                (767)          1,257,613
                                                           ------------      --------------      --------------

Capitalization
    Common stock: $0.01 per share par value;
       150,000,000 shares authorized; shares outstanding - -
       82,862,850 actual and pro forma                             830                                     830
    Class A common stock: $0.01 per share par value;
       10,000,000 shares authorized; shares outstanding - -
       5,742,315 actual and pro forma                               57                                      57
    Additional paid-in capital - - common stock              1,030,258                               1,030,258
    Additional paid-in capital - - Class A common stock         93,738                                  93,738
    Retained earnings                                           35,240               3,137              38,377
    Treasury shares, at cost:
          116,233 shares actual and pro forma                   (2,392)                                 (2,392)
    Unearned compensation                                       (1,530)                                 (1,530)
    Accumulated other comprehensive income                         248                                     248
                                                           ------------      --------------      --------------
       Total common stockholders' equity                     1,156,449               3,137           1,159,586
    Preferred stock of subsidiaries:
       Not subject to mandatory redemption                      95,933                                  95,933
       Subject to mandatory redemption                         188,950                                 188,950
    Long-term debt                                           2,088,869                               2,088,869
                                                           ------------      --------------      --------------
                                                             3,530,201               3,137           3,533,338
                                                           ------------      --------------      --------------

                                                           ------------      --------------      --------------
Total Capitalization and Liabilities                        $6,588,360            ($35,301)         $6,553,059
                                                           ============      ==============      ==============


See accompanying Notes to Consolidated Financial Statements.